EXHIBIT 23.1








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


          We hereby consent to the incorporation by reference in the Registration Statement (No. 333-104464) of Servotronics, Inc. on Form S-8 of our report dated March 28, 2006 relating to the consolidated balance sheet of Servotronics, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations and cash flows for the year then ended, which report appears in the December 31, 2005 annual report on Form 10-KSB of Servotronics, Inc.


     FREED MAXICK & BATTAGLIA, CPAs, PC



Buffalo, New York
March 28, 2006